Exhibit 99.3(1 of 2)
KeyCorp
April 17, 2008
Consolidated Balance Sheets
(dollars in millions)

	3-31-08	12-31-07	3-31-07
Assets
Loans	$76,444	$70,823	$65,711
Loans held for sale	1,674	4,736	4,175
Securities available for sale	8,419	7,860	7,789
Held-to-maturity securities	29	28	38
Trading account assets	1,015	1,056	671
Short-term investments	577	516	1,313
Other investments	1,561	1,538	1,466

Total earning assets	89,719	86,557	81,163
Allowance for loan losses	(1,298)	(1,200)	(944)
Cash and due from banks	1,730	1,814	2,052
Premises and equipment	712	681	590
Operating lease assets	1,070	1,128	1,074
Goodwill	1,599	1,252	1,202
Other intangible assets	164	123	115
Corporate-owned life insurance	2,894	2,872	2,805
Derivative assets	1,508	879	413
Accrued income and other assets	3,394	4,122	3,786

Total assets	$101,492	$98,228	$92,256

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$26,527	$27,635	$23,317
Savings deposits	1,826	1,513	1,654
Certificates of deposit ($100,000 or more)	8,330	6,982	6,094
Other time deposits	12,933	11,615	12,086

Total interest-bearing deposits	49,616	47,745	43,151
Noninterest-bearing deposits	10,896	11,028	13,473
Deposits in foreign office — interest-bearing	4,190	4,326	3,149

Total deposits	64,702	63,099	59,773
Federal funds purchased and securities sold under repurchase agreements	3,503	3,927	5,770
Bank notes and other short-term borrowings	5,464	5,861	922
Derivative liabilities	465	252	173
Accrued expense and other liabilities	4,429	5,386	4,838
Long-term debt	14,337	11,957	13,061

Total liabilities	92,900	90,482	84,537

Shareholders’ equity
Preferred stock	—	—	—
Common shares	492	492	492
Capital surplus	1,659	1,623	1,614
Retained earnings	8,737	8,522	8,528
Treasury stock, at cost	(2,689)	(3,021)	(2,801)
Accumulated other comprehensive income (loss)	393	130	(114)

Total shareholders’ equity	8,592	7,746	7,719

Total liabilities and shareholders’ equity	$101,492	$98,228	$92,256

Common shares outstanding (000)	400,071	388,793	394,483

Exhibit 99.3(2 of 2)
KeyCorp
April 17, 2008
Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended
	3-31-08	12-31-07	3-31-07
Interest income
Loans	$1,123	$1,205	$1,161
Loans held for sale	87	89	75
Securities available for sale	109	115	100
Held-to-maturity securities	1	1	1
Trading account assets	13	12	7
Short-term investments	9	13	11
Other investments	12	12	13

Total interest income	1,354	1,447	1,368

Interest expense
Deposits	428	483	433
Federal funds purchased and securities sold under repurchase agreements	28	45	49
Bank notes and other short-term borrowings	39	45	11
Long-term debt	146	164	196

Total interest expense	641	737	689

Net interest income	713	710	679
Provision for loan losses	187	363	44

Net interest income after provision for loan losses	526	347	635

Noninterest income
Trust and investment services income	129	131	125
Service charges on deposit accounts	88	90	75
Investment banking and capital markets income	8	12	44
Operating lease income	69	72	64
Letter of credit and loan fees	37	58	38
Corporate-owned life insurance income	28	37	25
Electronic banking fees	24	25	24
Net (losses) gains from loan securitizations and sales	(101)	(6)	9
Net securities gains (losses)	3	6	(47)
Net gains from principal investing	9	6	29
Gain from redemption of Visa Inc. shares	165	—	—
Gain from sale of McDonald Investments branch network	—	—	171
Other income	69	57	97

Total noninterest income	528	488	654

Noninterest expense
Personnel	409	399	428
Net occupancy	66	64	63
Computer processing	47	52	51
Operating lease expense	58	59	52
Professional fees	23	38	26
Equipment	24	25	25
Marketing	14	16	19
Other expense	91	243	120

Total noninterest expense	732	896	784

Income (loss) from continuing operations before income taxes	322	(61)	505
Income taxes	104	(83)	147

Income from continuing operations	218	22	358
Income (loss) from discontinued operations, net of taxes	—	3	(8)

Net income	$218	$25	$350

Per common share:
Income from continuing operations	$.55	$.06	$.90
Net income	.55	.06	.88

Per common share — assuming dilution:
Income from continuing operations	$.54	$.06	$.89
Net income	.54	.06	.87

Cash dividends declared per common share	—	$.74	$.365

Weighted-average common shares outstanding (000)	399,121	388,841	397,875
Weighted-average common shares and potential common shares outstanding (000)	399,769	389,911	403,478